INTERNATIONAL EMPLOYEE – 3-Year Vesting

RESTRICTED STOCK UNIT AGREEMENT
AGREEMENT by and between KBR, Inc., a Delaware corporation (the “Company”), and ________________ (“Employee”) made effective as of ____________________ (the “Grant Date”).
1.Grant of Restricted Stock Units.
i.Units. Pursuant to the KBR, Inc. 2006 Stock and Incentive Plan, as amended and restated (the “Plan”), units evidencing the right to receive __________ shares of the Company’s common stock (“Stock”), are awarded to Employee, subject to the conditions of the Plan and this Agreement (the “Restricted Stock Units”).
ii.Plan Incorporated. Employee acknowledges receipt of a copy of the Plan, and agrees that this award of Restricted Stock Units shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which is incorporated herein by reference as a part of this Agreement. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan.
2.Terms of Restricted Stock Units. Employee hereby accepts the Restricted Stock Units and agrees with respect thereto as follows:
i.Forfeiture of Restricted Stock Units. In the event of termination of Employee’s employment with the Company or any employing Subsidiary of the Company for any reason other than (i) death or (ii) disability (disability being defined as being physically or mentally incapable of performing either the Employee’s usual duties as an Employee or any other duties as an Employee that the Company or employing Subsidiary reasonably makes available and such condition is likely to remain continuously and permanently, as determined by the Company or employing Subsidiary), or except as otherwise provided in the second and third sentences of subparagraph (iii) of this Paragraph 2, or if the Employee breaches any of the covenants set forth in Paragraph 10, Employee shall, for no consideration, forfeit all Restricted Stock Units to the extent they are not fully vested.
ii.Assignment of Award. The Restricted Stock Units may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of unless transferable by will or the laws of descent and distribution or, if Employee is exclusively subject to the laws of the United States, pursuant to a “qualified domestic relations order” as defined by the U.S. Internal Revenue Code (the “Code”).
iii.Vesting Schedule. The Restricted Stock Units shall vest in accordance with the following schedule provided that Employee has been continuously employed by the Company from the date of this Agreement through the applicable vesting date:

INTERNATIONAL EMPLOYEE – 3-Year Vesting

Vesting Date	Vested Percentage of Total Number of Restricted Stock Units
1st Anniversary of Grant Date	33 ⅓%
2nd Anniversary of Grant Date	66 ⅔%
3rd Anniversary of Grant Date	100%

Notwithstanding the foregoing, unless otherwise provided in an Other Agreement pursuant to Paragraph 12, the Restricted Stock Units shall become fully vested on the earliest of (i) the occurrence of Employee’s Involuntary Termination or termination for Good Reason within two years following a Corporate Change (as such terms are defined in the Plan) or (ii) the date Employee’s employment with the Company is terminated by reason of death or disability (as determined above). In the event Employee’s employment is terminated for any other reason, including retirement with the approval of (A) the Committee if Employee is a “senior executive of the Company” (as defined below) or (B) the Company’s Chief Executive Officer (the “CEO”) if Employee is not a senior executive of the Company, the Committee (or its delegate, as appropriate) or, in the event of retirement of an Employee who is not a senior executive of the Company, the CEO, as applicable, may, in the Committee’s (or such delegate’s) or the CEO’s, as applicable, sole discretion, approve the acceleration of the vesting of any or all Restricted Stock Units that have not yet been forfeited and which are still outstanding and subject to restrictions, with such vesting acceleration to be effective on the date of such approval or Employee’s termination date, if later. Notwithstanding the foregoing, in no event shall the Restricted Stock Units become fully vested prior to the expiration of one month from the Grant Date. “Senior executive” for purposes of this Agreement shall mean (i) the CEO and (ii) any regular, full-time employee of the Company or an affiliate who (A) is an officer of the Company required to file reports with the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, (B) is an officer of the Company who reports directly to the CEO, (C) is the Chief Accounting Officer of the Company, or (D) is the highest ranking management position (with at least a title of Director or above) with direct oversight over internal audits of the Company.

iv.Stockholder Rights. Employee shall have no rights of a stockholder with respect to shares of Stock subject to this Award unless and until such time as the Award has been settled by the transfer of shares of Stock to Employee.
v.Payment for Vested Restricted Stock Units. Payment for vested Restricted Stock Units shall be made as soon as administratively practicable after vesting, but in no event later than thirty days after the vesting date. Settlement will be made in the form of shares of Stock equal in number to the number of Restricted Stock Units with respect to which payment is being made on the applicable date; provided, however, that payment for a vested Restricted Stock Unit shall be made at the time provided above solely in cash (in lieu of in the form of a share of Stock) in an amount equal to the Fair Market Value as of the vesting date of such Restricted Stock Unit if there are an insufficient number of shares available for delivery under the Plan at the time of such settlement as determined

INTERNATIONAL EMPLOYEE – 3-Year Vesting

by the Committee or its delegate in the Committee’s or such delegate’s sole discretion. Notwithstanding the foregoing, the Company shall not be obligated to deliver any shares of Stock if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Stock is listed or quoted.
vi.Recovery of Benefits. The Company shall seek recovery of any benefits provided hereunder to Employee if such recovery is required by any clawback policy adopted by the Company, which may be amended from time to time, including, but not limited to, any clawback policy adopted to satisfy the minimum clawback requirements adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations thereunder or any other applicable law.
3.Responsibility for Taxes. Employee acknowledges that, regardless of any action taken by the Company, or if different, Employee’s employer (“Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Employee’s participation in the Plan and legally applicable to Employee (“Tax-Related Items”), is and remains Employee’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. Employee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Stock acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Employee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Employee is subject to Tax-Related Items in more than one jurisdiction, Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, Employee agrees to pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Employee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following:
i.withholding from Employee’s wages or other cash compensation paid to Employee by the Company and/or the Employer; or
ii.withholding from proceeds of the sale of shares of Stock acquired upon settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on Employee’s behalf pursuant to this authorization without further consent); or

INTERNATIONAL EMPLOYEE – 3-Year Vesting

iii.withholding in shares of Stock to be issued upon settlement of the Restricted Stock Units.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Employee may receive a refund of any over-withheld amount in cash and will have no entitlement to the Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Stock, for tax purposes, Employee is deemed to have been issued the full number of shares of Stock subject to the vested Restricted Stock Units, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items.
Employee agrees to pay to the Company or the Employer, including through withholding from Employee’s wages or other cash compensation paid to Employee by the Company and/or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Employee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Stock or the proceeds of the sale of Stock, if Employee fails to comply with Employee’s obligations in connection with the Tax-Related Items.
Notwithstanding the preceding provisions of this Paragraph 3, Employee’s liability with respect to Tax-Related Items shall be subject to any international tax assignment agreement then in effect between Employee and the Company, the Employer or any of their respective affiliates or any tax policies or procedures applicable to the Employee’s home country, and in the event of any conflict between the terms of this Paragraph 3 and the terms of such international tax assignment agreement or such tax policies or procedures, the terms of such international tax assignment agreement or such tax policies or procedures, as applicable, shall control.
4.Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of the Company, a Parent Corporation or Subsidiary of the Company, or a corporation or a Parent Corporation or subsidiary of such corporation assuming or substituting a new award for this Award. Without limiting the scope of the preceding sentence, it is expressly provided that Employee shall be considered to have terminated employment with the Company at the time of the termination of the “Subsidiary” status under the Plan of the entity or other organization that employs Employee. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and its determination shall be final.
5.Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Stock Units.

INTERNATIONAL EMPLOYEE – 3-Year Vesting

6.Data Privacy Notice and Consent.
i.Declaration of Consent. By accepting the Restricted Stock Units via the Company’s acceptance procedure, Employee is declaring that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned below, including recipients located in countries which may not have a similar level of protection from the perspective of the data protection laws in Employee’s country.
ii.Data Collection and Usage. The Company and the Employer may collect, process and use certain personal information about Employee, including, but not limited to, Employee’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in Employee’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is Employee’s consent.
iii.Stock Plan Administration Service Providers. The Company transfers Data, or parts thereof, to Morgan Stanley Smith Barney, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and may share Data with different service providers that serve in a similar manner. Employee acknowledges and understands that the Company’s service provider will open an account for Employee to receive and trade shares of Stock acquired under the Plan and that Employee will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of Employee’s ability to participate in the Plan.
iv.International Data Transfers. The Company and its service provider, are based in the United States. Employee understands that his or her country may have enacted data privacy laws that are different from the laws of the United States. For example, the European Commission has issued only a limited adequacy finding with respect to the United States that applies solely if and to the extent that companies self-certify and remain self-certified under the EU/U.S. Privacy Shield program. As a result, in the absence of appropriate safeguards such as standard data protection clauses, the processing of Employee’s Data in the United States or, as the case may be, other countries might not be subject to substantive data processing principles or supervision by data protection authorities. In addition, Employee might not have enforceable rights regarding the processing of his or her Data in such countries. The Company’s legal basis for the transfer of Data is Employee’s consent.

INTERNATIONAL EMPLOYEE – 3-Year Vesting

v.Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage Employee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, labor, securities and exchange control laws.
vi.Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and Employee is providing the consents herein on a purely voluntary basis. Employee understands that he or she may withdraw consent at any time with future effect for any or no reason. If Employee does not consent, or if Employee later seeks to revoke his or her consent, Employee’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to offer Restricted Stock Units to Employee or administer or maintain Employee’s participation in the Plan.
vii.Data Subject Rights. Employee understands that data subject rights vary depending on the applicable law and that, depending on where Employee is based and subject to the conditions set out in the applicable law, Employee may have, without limitation, the rights to (i) request access or copies of Data the Company processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in Employee’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, Employee understands that he or she can contact Employee’s local human resources representative.

By clicking the “Accept” or similar button implemented into the relevant web page or platform, Employee declares, without limitation, his or her consent to the data processing operations described in this Agreement. Employee understands and acknowledges that he or she may withdraw consent at any time with future effect for any or no reason as described in sub-section (vi) above.

7.Nature of Grant. By accepting the grant of the Restricted Stock Units, the Employee acknowledges, understands and agrees that:
i.the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
ii.the grant of Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been awarded in the past;

INTERNATIONAL EMPLOYEE – 3-Year Vesting

iii.all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company;
iv.the grant of Restricted Stock Units and Employee’s participation in the Plan will not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary of the Company and shall not interfere with the ability of the Employer to terminate Employee’s employment or service relationship (if any);
v.Employee’s participation in the Plan is voluntary;
vi.the Restricted Stock Units and the Stock underlying the Restricted Stock Units, and the income and value of the same, are not intended to replace any pension rights or compensation;
vii.the Restricted Stock Units and the Stock underlying the Restricted Stock Units, and the income and value of the same, are not part of normal or expected compensation or salary for any purpose, including but not limited to, calculation of any severance, resignation, termination, redundancy or end-of-service payments, holiday-pay, bonuses, long-service awards, leave-related payments, pension or retirement benefits, or similar mandatory payments;
viii.the future value of the Stock is unknown, indeterminable and cannot be predicted with certainty;
ix.no claim or entitlement to compensation or damages shall arise from forfeiture of Restricted Stock Units resulting from Employee ceasing to provide employment or other services to the Company or the Employer (for any reason whatsoever, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Employee is employed or the terms of Employee’s employment agreement, if any);
x.in the event of termination of Employee’s employment or other services (for any reason whatsoever, whether or not later found to be invalid, or in breach of employment laws in the jurisdiction where Employee is employed or the terms of Employee’s employment agreement, if any), unless otherwise provided in this Agreement or determined by the Company, Employee’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate effective as of the date that Employee is no longer actively providing services and will not be extended by any notice period (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Employee is employed or the terms of Employee’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when Employee is no longer actively providing services for purposes of the Award (including whether Employee may still be considered to be providing services while on an approved leave of absence);

INTERNATIONAL EMPLOYEE – 3-Year Vesting

xi.unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company;
xii.unless otherwise agreed with the Company, the Restricted Stock Units and the Stock underlying the Restricted Stock Units, and the income and value of the same, are not granted as consideration for, or in connection with, services Employee may provide as a director of a Subsidiary; and
xiii.neither the Company, the Employer nor any Subsidiary of the Company shall be liable for any foreign exchange rate fluctuation between Employee’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Employee pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any shares of Stock acquired upon settlement.
8.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Employee’s participation in the Plan, or Employee’s acquisition or sale of the underlying shares of Stock. Employee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
9.Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.
10.Non-Competition; Non-Solicitation; Non-Disclosure.
A.Following the date Employee enters into this Agreement, the Company and/or its Subsidiary(ies) shall provide Employee access to Confidential Information (as defined below). Such Confidential Information shall be for use only during Employee’s employment with the Company, and as an express incentive for the Company to enter into this Agreement and to grant to Employee the Restricted Stock Units (which grant, Employee acknowledges, shall further align Employee’s interests with the long-term business interests of the Company and its Subsidiaries) and provide Employee with Confidential Information, Employee has voluntarily agreed to the covenants set forth in this Paragraph 10. Employee agrees and acknowledges that the limitations and restrictions set forth herein, including geographical and temporal restrictions on certain competitive activities, are reasonable in all respects, do not interfere with public interests, will not cause Employee undue hardship, and are material and substantial parts of this Agreement intended and necessary to prevent unfair competition and to protect the Company’s and its Subsidiaries’ trade secrets and other Confidential Information, goodwill and legitimate business interests.

INTERNATIONAL EMPLOYEE – 3-Year Vesting

B.During the Prohibited Period (as defined below), Employee shall not, without the prior written approval of the Company, directly or indirectly, for Employee or on behalf of or in conjunction with any other person or entity of any nature:
(i)    engage in or participate within the Market Area (as defined below) in competition with the Company or any of its Subsidiaries in any aspect of the Business (as defined below), which prohibition shall prevent Employee from directly or indirectly: (A) owning, managing, operating, or being an officer or director of, any business that competes with the Company or any of its Subsidiaries in the Market Area, or (B) joining, becoming an employee or consultant of, or otherwise being affiliated with, any person or entity engaged in, or planning to engage in, the Business in the Market Area in competition, or anticipated competition, with the Company or any of its Subsidiaries in any capacity (with respect to this clause (B)) in which Employee’s duties or responsibilities are the same as or similar to the duties or responsibilities that Employee had on behalf of the Company or any of its Subsidiaries, or involve direct or indirect oversight over such duties or responsibilities;
(ii)    appropriate any Business Opportunity of, or relating to, the Company or any of its Subsidiaries located in the Market Area;
(iii)    solicit, canvass, approach, encourage, entice or induce any customer or supplier of the Company or any of its Subsidiaries for whom or which Employee had responsibility in the final 12 months prior to the termination of Employee’s employment with the Company to cease or lessen such customer’s or supplier’s business with the Company or any of its Subsidiaries; or
(iv)    solicit, canvass, approach, encourage, entice or induce any employee or contractor of the Company or any of its Subsidiaries to terminate his, her or its employment or engagement with the Company or any of its Subsidiaries.
C.Notwithstanding any other provision of this Agreement:
(i)    the covenants set forth in this Paragraph 10 shall not apply to restrict any of Employee’s activities within the State of California, including if Employee is a California resident; and
(ii)    the covenants set forth in Paragraphs 10(b)(i), 10(b)(ii) shall not apply with respect to any activities conducted within Washington, D.C., as such covenants shall not apply with respect to individuals’ performance of work in Washington, D.C.;
provided, however, for the avoidance of doubt, the foregoing exceptions under this Paragraph 10(c) shall not limit any other obligations that Employee owes to the Company

INTERNATIONAL EMPLOYEE – 3-Year Vesting

or any of its Subsidiaries under any other agreements or applicable laws, including (without limitation) with respect to the protection of Confidential Information.
D.If Employee is an attorney at law or licensed lawyer in any jurisdiction, none of the restrictions set forth in this Paragraph 10 shall be interpreted or applied in a manner to prevent or restrict Employee from practicing law, as it is the intent of this Paragraph 10 to create certain limitations on Employee’s business activities only, and not to create limitations that would restrict Employee from practicing law. If Employee is an attorney at law or licensed to practice law, Employee acknowledges and agrees that, both during Employee’s employment with the Company and thereafter, Employee shall be bound by all ethical and professional obligations (including those with respect to conflicts of interest and confidentiality) that may arise from Employee’s provision of legal services to, and acting as legal counsel for, the Company and (as applicable) its Subsidiaries.
E.Employee agrees, both during and after Employee’s employment with the Company, not to use or disclose any Confidential Information other than for the benefit of the Company or its Subsidiaries in the course of Employee’s duties for the Company or its applicable Subsidiary. All trade secrets, non-public information, designs, ideas, concepts, improvements, product developments, discoveries and inventions, whether patentable or not, that are conceived, made, developed or acquired by or disclosed to Employee, individually or in conjunction with others, in connection with Employee’s employment with the Company or otherwise during the time that Employee is or has been employed or engaged by the Company or any of its Subsidiaries (whether during business hours or otherwise and whether on the Company’s or its Subsidiaries’ premises or otherwise), that relate to the Companies’ or its Subsidiaries’ businesses or properties, products or services (including all such information relating to corporate opportunities, operations, future plans, methods of doing business, business plans, formulas, strategies for developing business and market share, research, financial and sales data, pricing terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, research and development information, the identity of key contacts within customers’ organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names and marks) is defined as “Confidential Information”. For purposes of this Agreement, Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of a disclosure or wrongful act of Employee or Employee’s agents; (ii) was available to Employee on a non-confidential basis before its disclosure by the Company or any of its Subsidiaries; or (iii) becomes available to Employee on a non-confidential basis from a source other than the Company or any of its Subsidiaries; provided, that such source is not bound by a confidentiality agreement with, or other obligation with respect to confidentiality to, the Company or any of its Subsidiaries.
F.Notwithstanding the foregoing Paragraph 10(e), nothing in this Agreement shall prohibit or restrict Employee from lawfully (i) initiating

INTERNATIONAL EMPLOYEE – 3-Year Vesting

communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by, any governmental authority (in each instance regarding a possible violation of any law); (ii) responding to any inquiry or legal process directed to Employee from any such governmental authority; (iii) testifying, participating or otherwise assisting in an action or proceeding by any such governmental authority relating to a possible violation of law or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (x) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; (y) is made to Employee’s attorney in relation to a lawsuit for retaliation against Employee for reporting a suspected violation of law or (z) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Agreement requires Employee to obtain prior authorization before engaging in any conduct described in this paragraph, or to notify the Company or any of its Subsidiaries that Employee have engaged in any such conduct.
G.Because of the difficulty of measuring economic losses to the Company and its Subsidiaries as a result of a breach or threatened breach of the covenants set forth in this Paragraph 10, and because of the immediate and irreparable damage that would be caused to the Company and its Subsidiaries for which they would have no other adequate remedy, the Company and each of its Subsidiaries shall be entitled to enforce the foregoing covenants, in the event of a breach or threatened breach, by injunctions and restraining orders from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall not be the Company’s or its Subsidiaries’ exclusive remedy for a breach but instead shall be in addition to all other rights and remedies available to the Company and each of its Subsidiaries at law and equity.
H.The covenants in this Paragraph 10, and each provision and portion hereof, are severable and separate, and the unenforceability of any specific covenant (or portion thereof) shall not affect the provisions of any other covenant (or portion thereof). Moreover, in the event any arbitrator or court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which such arbitrator or court deems reasonable, and this Agreement shall thereby be reformed.
I.The following terms shall have the following meanings:
(i)    “Business” shall mean the business and operations that are the same or similar to those performed by the Company and any of its Subsidiaries for which Employee provides services or about which Employee

INTERNATIONAL EMPLOYEE – 3-Year Vesting

obtains Confidential Information during Employee’s employment with the Company.
(ii)    “Business Opportunity” shall mean any commercial, investment or other business opportunity relating to the Business.
(iii)    “Market Area” shall mean: (i) during that portion of the Prohibited Period that exists during which Employee is employed by the Company, any geographic area or market where Employee provides, or has provided, services to the Company or any of its Subsidiaries; and (ii) during that portion of the Prohibited Period that exists following the date that Employee is no longer employed by the Company, any geographic area or market where Employee provided services to the Company or any of its Subsidiaries as of the date Employee is no longer employed by the Company or during the 12 months prior to such date.
(iv)    “Prohibited Period” shall mean the period during which Employee is employed by the Company and continuing for a period of 12 months following the date that Employee is no longer employed by the Company; provided, however, with respect to a termination of employment with the Company on or after the date upon which a Corporate Change occurs, the Prohibited Period shall end on the date of such termination of employment with respect to the obligations under Paragraphs 10(b)(i) and 10(b)(ii).
11.Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares issuable upon settlement of the Restricted Stock Units prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. Employee understands that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, Employee agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without Employee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.
12.Other Agreements. The terms of this Agreement shall be subject to, and shall not modify, the terms and conditions of any employment, severance, and/or change-in-control agreement between the Company (or a Subsidiary) and Employee concerning equity-based awards (“Other Agreement”), except that, notwithstanding anything in such Other Agreement to the contrary, any normal retirement age of 65 or other retirement-based vesting

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provisions in such Other Agreement shall be of no force or effect for purposes of the vesting of these Restricted Stock Units.
13.Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, U.S.A., except to the extent that it implicates matters that are the subject of the General Corporation Law of the State of Delaware, which matters shall be governed by the latter law notwithstanding any conflicts of laws principles that may be applied or invoked directing the application of the laws of another jurisdiction. Exclusive venue for any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it or arising from it, or dispute resolution proceeding arising hereunder for any claim or dispute, the parties hereby submit to and consent to the sole and exclusive jurisdiction of Houston, Harris County, Texas, notwithstanding any conflicts of laws principles that may direct the jurisdiction of any other court, venue, or forum, including the jurisdiction of Employee’s home country.
14.Language. Employee acknowledges and represents that he or she is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English, as to allow Employee to understand the terms of this Agreement and any other documents related to the Plan. If Employee has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different from the English version, the English version will control.
15.Insider Trading/Market Abuse Laws. Employee acknowledges that, depending on Employee’s country of residence or the country of residence of Employee’s broker, Employee may be subject to insider trading restrictions and/or market abuse laws, which may affect Employee’s ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., Restricted Stock Units) or rights linked to the value of shares of Stock during such times as Employee is considered to have “inside information” regarding the Company, as defined by the laws or regulations in Employee’s country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders placed by Employee before Employee possessed inside information. Furthermore, Employee could be prohibited from (i) disclosing inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Employee acknowledges that it is his or her responsibility to be informed of and compliant with such regulations, and Employee should speak to his or her personal advisor on this matter.
16.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

INTERNATIONAL EMPLOYEE – 3-Year Vesting

17.Severability. If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement and the Plan.
18.Section 409A. Notwithstanding anything in this Agreement to the contrary, if any provision in this Agreement would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and United States Department of the Treasury pronouncements (“Section 409A”), that provision will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect Employee’s rights under this Agreement.
19.Addendum. Notwithstanding any provision in this Agreement or the Plan to the contrary, the Restricted Stock Units shall be subject to the special terms and provisions set forth in the Addendum to this Agreement for Employee’s country. Moreover, if Employee relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to Employee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement.
20.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Employee’s participation in the Plan, on the Restricted Stock Units and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
21.Waiver. Employee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or any subsequent breach by Employee or any other Employee.
22.Foreign Asset/Account Reporting, Exchange Control Requirements. Certain foreign asset and/or foreign account reporting requirements and exchange controls may affect Employee’s ability to acquire or hold shares of Stock under the Plan or cash received from participating in the Plan in a brokerage or bank account outside Employee’s country. Employee may be required to report such accounts, assets or transactions to the tax or other authorities in Employee’s country. Employee may also be required to repatriate sale proceeds or other funds received as a result of Employee’s participation in the Plan to Employee’s country through a designated bank or broker and/or within a certain time after receipt. Employee is responsible for complying with any applicable regulations and should consult his or her personal legal and tax advisors for any details.
[Signatures on the following page.]

INTERNATIONAL EMPLOYEE – 3-Year Vesting

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all as of the date first above written.

KBR, INC.

By:

Name: Stuart J. B. Bradie
Title: President and CEO

EMPLOYEE:

Date:

INTERNATIONAL EMPLOYEE (ADDENDUM)

Addendum
KBR, INC.

Terms and Conditions of Restricted Stock Unit Grant

SPECIAL PROVISIONS OF RESTRICTED STOCK UNITS
IN CERTAIN COUNTRIES
This Addendum includes special country-specific terms that apply to residents in countries listed below. This Addendum is part of the Agreement. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.
This Addendum also includes information regarding exchange controls and certain other issues of which Employee should be aware with respect to Employee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2020. Such laws are often complex, change frequently, certain individual exchange control reporting requirements may apply upon vesting of Restricted Stock Units and/or sale of Stock and results may be different based on the particular facts and circumstances. As a result, the Company strongly recommends that Employee does not rely on the information noted herein as the only source of information relating to the consequences of Employee’s participation in the Plan because the information may be out of date at the time Employee’s Restricted Stock Units vest or Employee sells shares of Stock acquired under the Plan.
In addition, the information is general in nature and may not apply to Employee’s particular situation, and the Company is not in a position to assure Employee of any particular result. Accordingly, Employee should seek appropriate professional advice as to how the relevant laws in Employee’s country may apply to Employee’s situation.
If Employee is a citizen or resident of a country other than the country in which Employee is working, or if Employee transfers employment after the Restricted Stock Units are granted to Employee, the information contained in this Addendum for the country Employee works in at the time of grant may not be applicable to Employee and the Company, in its discretion, may determine to what extent the terms and conditions contained herein shall be applicable to Employee. If Employee transfers residency and/or employment to another country or is considered a resident of another country listed in the Addendum after the Restricted Stock Units are granted to Employee, the terms and/or information contained for that new country (rather than the original grant country) may be applicable to Employee.

INTERNATIONAL EMPLOYEE (ADDENDUM)

AUSTRALIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Offer Document.
This offer document sets out information regarding the grant of Restricted Stock Units to Australian resident employees of the Company and its Australian Subsidiary(ies). The offer of Restricted Stock Units under the Plan to Australian resident employees is intended to comply with the provisions of the Australian Corporations Act 2001 (Cth) (“Corporations Act”), Australian Securities and Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order 14/1000.
Additional Documents.
In addition to the information set out in the Agreement, including this Addendum, Employee is also being provided with copies of the following documents:
(a)the Plan; and
(b)the Plan prospectus.
(collectively, the “Additional Documents”). The Additional Documents provide further information to help Employee make an informed investment decision about participating in the Plan. Neither the Plan nor the Plan prospectus is a prospectus for the purposes of the Corporations Act.
Employee should not rely upon any oral statements made in relation to this offer. Employee should rely only upon the statements contained in the Agreement, including this Addendum, and the Additional Documents when considering participation in the Plan.
General Information Only.
The information herein is general information only. It is not advice or information that takes into account any Employees’ objectives and financial situation.
Employees should consider obtaining their own financial product advice from a person who is licensed by ASIC to give such advice.
Risk Factors for Australian Residents.
Employee should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of shares of Stock. For example, the price at which a share of Stock is quoted on the New York Stock Exchange (“NYSE”) may increase or decrease due to a number of factors. There is no guarantee that the price of a share of Stock will increase. Factors which may affect the price of a share of Stock include fluctuations in the domestic and international market for the listed stocks, general economic conditions, including interest rates, inflation rates, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.

INTERNATIONAL EMPLOYEE (ADDENDUM)

More information about potential factors that could affect the Company’s business and financial results is included in the Company’s most recent Annual Report on Form 10-K and other filings the Company may make from time to time with the U.S. Securities and Exchange Commission. Copies of these reports are available at http://sec.gov and upon request to the Company.
In addition, Employee should be aware that the Australian dollar value of the shares of Stock Employee may acquire under the Plan will be affected by the U.S./Australian dollar exchange rate. Participating in the Plan involves risks related to fluctuations in this rate of exchange.
Common Stock in a U.S. Corporation.
Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a share of Stock is entitled to one vote. Further, shares of Stock are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.
Ascertaining the Market Price of Shares.
Employee may ascertain the market price of a share of Stock by obtaining the current trading price of a share on the NYSE at https://www.nyse.com/index under the ticker “KBR”. The Australian dollar equivalent of that price can be obtained at: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.
This will not be a prediction of the market price of an individual share when such shares are acquired under the Plan or of the applicable exchange rate on the acquisition date.
Tax Information.
The Plan is a plan to which subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
Exchange Control Information.
Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. The Australian bank assisting with the transaction will file the report for Employee. If there is no Australian bank involved in the transfer, Employee will have to file the report.

INTERNATIONAL EMPLOYEE (ADDENDUM)

BAHRAIN
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information.
The Agreement, the Plan and all other materials Employee may receive regarding participation in the Plan do not constitute advertising or the offering of securities in Bahrain, nor do they constitute an allotment of securities in Bahrain. Any Stock issued upon settlement of the Restricted Stock Units will be deposited into a Company-designated brokerage account outside Bahrain. In no event will Stock be issued or delivered in Bahrain. The issuance of Stock pursuant to the Restricted Stock Units described herein has not and will not be registered in Bahrain and, hence, the Stock described herein may not be admitted or used for offering, placement or public circulation in Bahrain. Accordingly, Employee may not make any public advertising or announcements regarding the Restricted Stock Units or Stock in Bahrain, promote Stock to legal entities or individuals in Bahrain, or sell Stock directly to other legal entities or individuals in Bahrain. Any disposition or sale of Stock must take place outside Bahrain.

INTERNATIONAL EMPLOYEE (ADDENDUM)

CANADA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Restricted Stock Units Payable Only in Stock.
The following provision supplements Paragraph 2(v) of the Agreement:
Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the award of Restricted Stock Units does not provide any right for Employee to receive a cash payment and shall be paid in shares of Stock only.
Foreign Account/Asset Tax Reporting Information.
Employee may be required to report his or her specified foreign property on Form T1135 (Foreign Income Verification Statement) if the total cost of his or her specified foreign property exceeds C$100,000 at any time in the year. Foreign specified property includes cash, any shares of Stock issued to Employee upon vesting and settlement of the Award as well as the Restricted Stock Units. Restricted Stock Units must be reported - generally at a nil cost - if the C$100,000 cost threshold is exceeded because of other foreign property that Employee holds. If shares of Stock are acquired, their cost generally is the adjusted cost base (“ACB”). The ACB would normally equal the fair market value of the shares of Stock issued to Employee upon vesting and settlement of the Award, but if Employee owns other shares, this ACB may have to be averaged with the ACB of the other shares. The Form T1135 is required for every year during which foreign specified property exceeds C$100,000 and must be filed with Employee’s annual tax return.
Termination of Employment.
The following provision supplements Paragraph 7(x) of the Agreement:
For purposes of this Award and except as expressly required by applicable legislation, in the event of Employee’s termination of employment for any reason (whether or not in breach of local labor laws), unless otherwise provided in this Agreement or the Plan, Employee’s right to vest in the Restricted Stock Units, if any, will terminate effective as of the date that is the earliest of (1) the date upon which Employee’s employment with the Company or any of its Subsidiaries is terminated; (2) the date Employee is no longer actively providing services to the Company or any of its Subsidiaries; or (3) the date Employee receives written notice of termination of employment from the Employer, regardless of any notice period or period of pay in lieu of such notice required under applicable laws (including, but not limited to statutory law, regulatory law and/or common law); in the event that the date Employee is no longer actively providing services cannot be reasonably determined under the terms of this Agreement and the Plan, the Committee shall have the exclusive discretion to determine when the Employee is no longer actively employed for purposes of the Restricted Stock Units (including whether Employee may be considered to be providing services while on a leave of absence).

INTERNATIONAL EMPLOYEE (ADDENDUM)

Securities Law Information.
Employee is permitted to sell shares of Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the sale of such shares takes place outside Canada through the facilities of a stock exchange on which the shares of Stock are listed (i.e., the New York Stock Exchange).
The following provisions shall apply if Employee is a resident of Quebec:
Data Privacy.
This provision supplements Paragraph 6 of the Agreement:
Employee hereby authorizes the Company and representatives of any Subsidiary to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Employee further authorizes the Company and any Subsidiary and the administrators of the Plan to disclose and discuss the Plan with their advisors. Employee further authorizes the Company and any Subsidiary to record such information and to keep such information in Employee’s file.
Language Consent.
The parties acknowledge that it is their express wish that the Agreement, including this Addendum, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement relatif à la langue utilisée.
Les parties reconnaissent avoir expressément souhaité que la convention («Agreement») ainsi que cette Annexe, ainsi que tous les documents, avis et procédures judiciares, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

INTERNATIONAL EMPLOYEE (ADDENDUM)

CHINA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Payment for Vested Restricted Stock Units.
The following provision replaces Paragraph 2(v) of the Agreement:
Notwithstanding anything in the Agreement, the Restricted Stock Units do not provide Employee with any right to receive shares of Stock. Upon vesting, the Restricted Stock Units shall be settled and paid only in cash through local payroll in an amount equal to the Fair Market Value of the shares of Stock as of the vesting date less any Tax-Related Items. Such payment shall be made as soon as administratively practicable after vesting, but in no event later than thirty days after the vesting date. Further, Employee agrees to bear any currency fluctuation risk between the time the Restricted Stock Units vest and the time the cash payment is distributed to Employee.

INTERNATIONAL EMPLOYEE (ADDENDUM)

FINLAND
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
There are no country-specific provisions.

INTERNATIONAL EMPLOYEE (ADDENDUM)

GERMANY
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Exchange Control Information.
Cross-border payments in excess of €12,500 (e.g., proceeds from the sale of shares of Stock) must be reported monthly to the German Federal Bank. Employee is responsible for satisfying the reporting obligation and must file the report electronically by the fifth day of the month following the month in which the payment is received. A copy of the form can be accessed via the German Federal Bank’s website at www.bundesbank.de and is available in both German and English.

INTERNATIONAL EMPLOYEE (ADDENDUM)

INDIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Exchange Control Information.
Employee must repatriate the proceeds from the sale of shares of Stock and any cash dividends paid on such Stock within the period of time required under applicable regulations. Employee will receive a foreign inward remittance certificate (“FIRC”) from the bank where Employee deposits the foreign currency. Employee should maintain the FIRC received from the bank as evidence of the repatriation of the funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is Employee’s responsibility to comply with applicable exchange control laws in India.
Foreign Account/Asset Tax Reporting Information.
Employee is required to declare in his or her annual tax return (a) any foreign assets held by him or her or (b) any foreign bank accounts for which he or she has signing authority.

INTERNATIONAL EMPLOYEE (ADDENDUM)

MEXICO
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Acknowledgement of the Agreement.
In accepting the award of Restricted Stock Units, Employee acknowledges that Employee has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement. Employee further acknowledges that Employee has read and specifically and expressly approves the terms and conditions of Paragraph 7 of the Agreement, in which the following is clearly described and established:
(1)    Employee’s participation in the Plan does not constitute an acquired right.
(2)    The Plan and Employee’s participation in the Plan are offered by the Company on a wholly discretionary basis.
(3)    Employee’s participation in the Plan is voluntary.
(4)    The Company and its Subsidiaries are not responsible for any decrease in the value of the underlying shares of Stock.
Labor Law Acknowledgement and Policy Statement.
In accepting the award of Restricted Stock Units, Employee expressly recognizes that KBR, Inc., with registered offices at 601 Jefferson Street, Suite 3400, Houston, Texas 77002, U.S.A., is solely responsible for the administration of the Plan and that Employee’s participation in the Plan and acquisition of shares of Stock does not constitute an employment relationship between Employee and KBR, Inc. since Employee is participating in the Plan on a wholly commercial basis and Employee’s sole employer is a Subsidiary of the Company in Mexico (“KBR-Mexico”), not KBR, Inc. in the U.S. Based on the foregoing, Employee expressly recognizes that the Plan and the benefits that Employee may derive from participation in the Plan do not establish any rights between Employee and Employee’s employer, KBR-Mexico, and do not form part of the employment conditions and/or benefits provided by KBR-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Employee’s employment.
Employee further understands that Employee’s participation in the Plan is as a result of a unilateral and discretionary decision of KBR, Inc.; therefore, KBR, Inc. reserves the absolute right to amend and/or discontinue Employee’s participation at any time without any liability to Employee.
Finally, Employee hereby declares that he or she does not reserve to Employee any action or right to bring any claim against KBR, Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Employee therefore grants a full and broad release to KBR, Inc., its Subsidiary, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

INTERNATIONAL EMPLOYEE (ADDENDUM)

Reconocimiento del Convenio.
Aceptando este Premio (Award),1 el Participante (Employee) reconoce que ha recibido una copia del Plan, que lo ha revisado como así también el Convenio en su totalidad, y comprende y está de acuerdo con todas las disposiciones tanto del Plan como del Convenio. Asimismo, el Participante reconoce que ha leído y específicamente y expresamente manifiesta la conformidad del Participante con los términos y condiciones establecidos en la cláusula 7 de dicho Convenio, en el cual se establece claramente que:
(1)    La participación del Participante en el Plan de ninguna manera constituye un derecho adquirido.
(2)    Que el Plan y la participación del Participante en el mismo es una oferta por parte de KBR, Inc. de forma completamente discrecional.
(3)    Que la participación del Participante en el Plan es voluntaria.
(4)    Que KBR, Inc. y sus Entidades Relacionadas no son responsables por cualquier pérdida en el valor de el Premio y/o Acciones otorgadas mediante el Plan.
Reconocimiento de Ausencia de Relación Laboral y Declaración de la Política.
Aceptando este Premio, el Participante reconoce que KBR, Inc. y sus oficinas registradas en 601 Jefferson Street, Suite 3400, Houston, Texas 77002, U.S.A., es el único responsable de la administración del Plan y que la participación del Participante en el mismo y la adquisicion de Acciones no constituye de ninguna manera una relación laboral entre el Participante y KBR, Inc., toda vez que la participación del Participante en el Plan deriva únicamente de una relación comercial con KBR, Inc., reconociendo expresamente que el único empleador del Participante es la Subsidaria de la Compania en Mexico (“KBR-Mexico”), no es KBR, Inc. en los Estados Unidos. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre el Participante y su empleador, KBR-México, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por KBR-México, y expresamente el Participante reconoce que cualquier modificación al Plan o la terminación del mismo de manera alguna podrá ser interpretada como una modificación de los condiciones de trabajo del Participante.
Asimismo, el Participante entiende que su participación en el Plan es resultado de la decisión unilateral y discrecional de KBR, Inc., por lo tanto, KBR, Inc. se reserva el derecho absoluto para modificar y/o terminar la participación del Participante en cualquier momento, sin ninguna responsabilidad para el Participante.
Finalmente, el Participante manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de KBR, Inc., por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia el Participante otorga un amplio y total finiquito a KBR, Inc., sus Entidades Relacionadas, afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

1     El término “Premio” se refiere a la palabra “Restricted Stock Units.”

INTERNATIONAL EMPLOYEE (ADDENDUM)

QATAR
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
There are no country-specific provisions.

INTERNATIONAL EMPLOYEE (ADDENDUM)

ROMANIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Language Consent.
By accepting the grant of Restricted Stock Units, Employee acknowledges that he or she is proficient in reading and understanding English and fully understands the terms of the documents related to the grant (the Agreement and the Plan), which were provided in the English language. Employee accept the terms of those documents accordingly.
Consimtamant cu privire la limba.
Prin acceptarea acordarii de Restricted Stock Units, Employee confirma ca acesta sau aceasta are un nivel adecvat de cunoastere in ce priveste cititirea si intelegerea limbii engleze, a citit si confirma ca a inteles pe deplin termenii documentelor referitoare la acordare (Acordul si Planul), care au fost furnizate in limba engleza. Employee accepta termenii acestor documente in consecinta.
Exchange Control Information.
If Employee remits foreign currency into Romania (e.g., proceeds from the sale of shares of Stock), Employee may be required to provide the Romanian bank through which the foreign currency is transferred with appropriate documentation explaining the source of the funds.

INTERNATIONAL EMPLOYEE (ADDENDUM)

SAUDI ARABIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information.
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority.
The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If Employee does not understand the contents of this document, Employee should consult his or her own advisor or an authorized financial advisor.

INTERNATIONAL EMPLOYEE (ADDENDUM)

SINGAPORE
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information.
The grant of Restricted Stock Units is being made in reliance of section 273(1)(f) of the Securities and Futures Act (Chap. 289) (“SFA”) for which it is exempt from the prospectus and registration requirements under the SFA and is not made to Employee with a view of the Restricted Stock Units being subsequently offered to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Employee should note that the Restricted Stock Units are subject to section 257 of the SFA and Employee will not be able to make (i) any subsequent sale of the shares of Stock in Singapore or (ii) any offer of such subsequent sale of the shares of Stock subject to the Restricted Stock Units in Singapore, unless such sale or offer in is made (a) more than six months after the Grant Date or (b) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or pursuant to, and in accordance with the condition of, any other applicable provisions of the SFA.
Director Notification Information.
If Employee is a director of a Singapore Subsidiary, Employee must notify the Singapore Subsidiary in writing within two business days of Employee receiving or disposing of an interest (e.g., Restricted Stock Units, shares of Stock, etc.) in the Company or any Subsidiary or within two business days of Employee becoming a director if such an interest exists at the time. This notification requirement also applies to an associate director of the Singapore Subsidiary and to a shadow director of the Singapore Subsidiary (i.e., an individual who is not on the board of directors of the Singapore Subsidiary but who has sufficient control so that the board of directors of the Singapore Subsidiary acts in accordance with the “directions and instructions” of the individual).

INTERNATIONAL EMPLOYEE (ADDENDUM)

THAILAND
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Exchange Control Information.
If the proceeds from the sale of shares of Stock or any cash dividends received in relation to such shares of Stock exceed USD 200,000 (or its equivalent amount) in a single transaction, Employee is required to immediately repatriate the funds to Thailand upon receipt and either (i) convert the repatriated foreign currency into Thai Baht or (ii) deposit such foreign currency into his/her foreign currency deposit account opened with any commercial bank in Thailand, within 360 calendar days from the date on which the proceeds are repatriated into Thailand. Employee is also required to inform the details of the transaction (i.e., identification information and purpose of the transaction) to the remittance bank acting as an authorized agent of the Bank of Thailand to report the inward remittance of funds into Thailand.

INTERNATIONAL EMPLOYEE (ADDENDUM)

UNITED ARAB EMIRATES
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information.
The Plan is only being offered to qualified Employees and is in the nature of providing equity incentives to Employees in the United Arab Emirates (“UAE”). Any documents related to the Plan, including the Plan, Plan prospectus and other grant documents (“Plan Documents”), are intended for distribution only to such Employees and must not be delivered to, or relied on by, any other person. Prospective stockholders should conduct their own due diligence on the securities. If Employee does not understand the contents of the Plan Documents, Employee should consult an authorized financial adviser.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any Plan Documents nor taken steps to verify the information set out in them, and thus, are not responsible for such documents.

INTERNATIONAL EMPLOYEE (ADDENDUM)

UNITED KINGDOM
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Withholding of Taxes.
This section supplements Paragraph 3 of the Agreement.
Without limitation to Paragraph 3 of the Agreement, Employee agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer, as applicable, or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). Employee also agrees to indemnify and keep indemnified the Company and the Employer, as applicable, for any Tax-Related Items that they are required to pay or withhold or have paid or will pay on Employee’s behalf to HMRC (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if Employee is an officer or executive director (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In this case, the amount of any income tax not collected within 90 days of the end of the U.K. tax year in which an event giving rise to the Tax-Related Items occurs may constitute a benefit to Employee on which additional income tax and national insurance contributions may be payable. Employee acknowledges that Employee ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any national insurance contributions due on this additional benefit. Employee acknowledges that the Company or the Employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in Paragraph 3 of the Agreement.